                                                                      EXHIBIT 23



CONSENT OF INDEPENDENT AUDITORS


         We consent to the incorporation by reference in TRW Inc.'s Registration Statement No. 333-03973 on Form S-8 pertaining to The TRW Employee Stock Ownership and Savings Plan and the related prospectus of our report dated April 27, 2000 with respect to the financial statements of The TRW Employee Stock Ownership and Savings Plan for the fiscal year ended December 31, 1999 included in this Annual Report on Form 11-K.




                                ERNST & YOUNG LLP


Cleveland, Ohio
May 4, 2000